EXHIBIT A

To the Distribution Plan of the Allianz Variable Insurance Products Trust
             (formally USAllianz Variable Insurance Products Trust)


                             Funds of the VIP Trust



AZL AIM International Equity Fund
AZL BlackRock Capital Appreciation Fund
AZL BlackRock Growth Fund
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund (Class 2)
AZL Columbia Technology Fund
AZL Davis NY Venture Fund (Class 2)
AZL Dreyfus Founders Equity Growth Fund
AZL First Trust Target Double Play Fund
AZL Franklin Small Cap Value Fund
AZL Jennison 20/20 Focus Fund
AZL JPMorgan U.S. Equity Fund (Class 2)
AZL JPMorgan Large Cap Equity Fund
AZL Money Market Fund
AZL NACM International Fund
AZL OCC Opportunity Fund
AZL Oppenheimer Global Fund (Class 2)
AZL Oppenheimer International Growth Fund

AZL PIMCO Fundamental IndexPLUS Total Return Fund
AZL S&P 500 Index Fund (Class 2)
AZL Schroder Emerging Markets Equity
      Fund (Class 2)
AZL Schroder International Small Cap Fund
AZL Small Cap Stock Index Fund
AZL TargetPLUS Balanced Fund
AZL TargetPLUS Equity Fund
AZL TargetPLUS Moderate Fund
AZL TargetPLUS Growth Fund
AZL Turner Quantitative Small Cap Growth Fund
AZL Van Kampen Comstock Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Franchise Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen Mid Cap Growth Fund


Fees:
0.25% per annum of average daily net assets.



                                                            Updated:  01/26/09